UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934


                       Report for Event: December 20, 2002


                             DAINE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                       000-17330                11-2881685
(State or other             (Commission File No.)         (IRS Employer
jurisdiction of                                        Identification No.)
incorporation)


              6603-99th Street, Edmonton, Alberta, Canada   T6E 3P7
              (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:    (780) 414-1771

Registrant's Attorney: Warren J. Soloski, A Professional Corporation, 11300 West Olympic Blvd., Suite 800, Los Angeles, CA 90064, (310) 477-9742


               461 Beach 124 Street, Belle Harbor, NY 11694-0007
         (Former name or former address, if changed since last report.)


                         This Report Consists of 3 Pages

Item 1  Changes in Control of Registrant

     Registrant is now controlled by Mr. Tim Carruthers and Mr. Corey Sawchuk who together own Ninety Percent (90%) of the Common Stock of the Registrant.


Item 2  Acquisition or Disposition of Assets

     The Registrant has acquired One Hundred Percent (100%) of the Common Stock of Westport Cruise Corporation which is a travel agency located in Edmonton, Alberta, Canada. Westport Cruise Corporation is involved in booking all types of travel for the business and non-business traveler.


Item 3  Bankruptcy or Receivership

     Not Applicable.


Item 4  Changes in Registrant's Certifying Accountant

     Not Applicable.


Item 5 Other Events

     The Registrant is now located at 6603-99th Street, Edmonton, Alberta, Canada T6E 3P7 with a telephone number of (780) 414-1771 and a facsimile number of (780) 414-1770. On December 20, 2002 Tim Carruthers and Corey Sawchuk were elected to the Board of Directors of the Registrant. Tim Carruthers was elected Chief Executive Officer and Corey Sawchuk was elected Secretary and Chief Financial Officer.


Item 6  Resignations of Registrant's Directors

     On December 20, 2002 Arthur Seidenfeld, Ann Seidenfeld,and Gerald Kaufman resigned from the Board of Directors. There were no disputes between the Registrant and Arthur Seidenfeld, Ann Seidenfeld or Gerald Kaufman.


Item 7  Financial Statement and Exhibits

     The Registrant will file financial statements combining the Registrant and Westport Cruise Corporation by February 18, 2002.


Item 8  Change in Fiscal Year

     Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Daine Industries, Inc
                                         (Registrant)



Dated: December 24, 2002              By: /s/ Tim Carruthers
                                          ------------------------
                                          Tim Carruthers
                                          CEO/Director



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